Exhibit 10.43

Loan Agreement

Lender (hereinafter referred to as Party A): China Link (Shenzhen) Management Consulting Co., LTD

Unified Social Credit Code: 91440300MA5DQFK408

Legal Representative：Xiuping Hu

Address：1 Qianwan 1st Avenue, Room 201, Building A, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, Guangdong Province

Borrower (hereinafter referred to as Party B): Shenzhen ABGreen Environmental Protection Technology Co., LTD

Unified Social Credit Code: 91440300MA5D92ED8U

Legal Representative: Baitong Tang

Address: Room 610, 6th floor, Bairuida Building A, Wankecheng Community, Bantian Street, Longgang District, Shenzhen, Guangdong Province

Party A and Party B, through mutual agreement, have reached the following terms regarding Party B borrowing funds from Party A, which both parties shall abide by.

I. Amount and Purpose of the loan

1. Party B shall borrow ¥9,000,000 (in words: NINE MILLION YUAN ONLY) from Party A. The loan is intended for the daily operations of the company.

2. Party A shall transfer the loan to the bank account designated by Party B within three days of signing this agreement：

Account name：Shenzhen ABGreen Environmental Protection Technology Co., LTD

Bank：Ping An Bank, Meilin Branch in Shenzhen

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Account Number：

II. Term of Borrowing

The loan term shall last for one year, starting from the date Party B receives the full loan amount. If Party A requires early repayment, Party A must notify Party B 15-30 working days in advance.

III. Loan Interest and Repayment

The annualized interest rate is 1% (calculated based on 360 days per year). Party B shall repay the principal and interest in one lump sum at the end of the loan term.

IV. Liability for breach of contract

1. If Party B fails to repay the principal and interest as stipulated in the contract, Party B shall bear liability for breach of contract and compensate Party A for any costs incurred in enforcing its rights (including but not limited to litigation fees, preservation fees, attorney fees, guarantee fees, transportation fees, travel expenses, etc.).

2. If Party B fails to repay the loan on time, Party A has the right to demand immediate repayment, and Party B shall pay interest at the loan interest rate for each day of delay.

3. If Party B uses the loan for illegal activities, Party A has the right to demand immediate repayment of the loan.

V. Dispute Resolution

Disputes arising from the fulfillment of this contract shall be resolved through consultation; if the consultation fails, either party shall have the right to sue to the People’s Court with jurisdiction over Party A’s location.

VI. Other Provisions

This contract shall enter into force upon signature or stamping by both parties. This contract shall be executed in duplicate, with one copy for each party, and each copy shall have the same legal effect.

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Party A (Seal):	Party B (Seal):
Date: January 18, 2024	Date: January 18, 2024

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